EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 11, 2002 included in Appleton Papers Retirement Savings and Employee Stock Ownership Plan Form 11-K for the year ended December 31, 2001 and to all references to our firm included in this Registration Statement.

/s/ Virchow, Krause & Company, LLP

VIRCHOW, KRAUSE & COMPANY, LLP

Appleton, Wisconsin
June 12, 2002